                                                                     EXHIBIT 4.5

                        [PAN AMERICAN SILVER CORP. LOGO]


                                    NOTICE OF
                           2003 ANNUAL GENERAL MEETING


                                  ------------


                              INFORMATION CIRCULAR

                                                   TABLE OF CONTENTS
LETTER FROM THE CHAIRMAN .................................................................................  ii
NOTICE OF ANNUAL GENERAL MEETING ......................................................................... iii
INFORMATION CIRCULAR .....................................................................................   1
  Solicitation of Proxies ................................................................................   1
  Appointment of Proxyholder .............................................................................   1
  Revocation of Proxy ....................................................................................   2
  Voting of Proxies ......................................................................................   2
  Exercise of Discretion .................................................................................   2
  Voting Securities and Principal Holders of Voting Securities ...........................................   3
  Quorum and Votes Necessary .............................................................................   3
  Voting by Beneficial Shareholders ......................................................................   3
  Particular Matters to be Acted Upon ....................................................................   4
    Appointment of Auditors ..............................................................................   4
    Election of Directors ................................................................................   4
  Corporate Governance ...................................................................................   6
    Mandate of the Board of Directors ....................................................................   6
    Composition of the Board .............................................................................   6
    Board Independence ...................................................................................   7
    Board Committees .....................................................................................   7
    Decisions Requiring Prior Approval by the Board ......................................................  10
    Recruitment of New Directors and Assessment of Board Performance .....................................  10
    Shareholder Feedback and Concerns ....................................................................  10
    Expectations of Management ...........................................................................  11
    Standards of Ethical Conduct .........................................................................  11
    Summary of Attendance of Directors ...................................................................  11
  Executive Compensation .................................................................................  12
    Summary Compensation Table ...........................................................................  12
    Long-Term Incentive Plan .............................................................................  12
    Stock Options ........................................................................................  12
    Termination of Employment, Change in Responsibilities and Employment Contracts .......................  15
    Compensation Committee ...............................................................................  15
    Report on Executive Compensation .....................................................................  15
    Compensation of Directors ............................................................................  16
    Performance Graph ....................................................................................  17
  Interest of Insiders in Material Transactions ..........................................................  17
  Management Contracts ...................................................................................  17
  Interest of Certain Persons in Matters to be Acted Upon ................................................  17
  Other Matters ..........................................................................................  17
  Availability of Documents ..............................................................................  18
  Approval of this Circular ..............................................................................  18

APPENDIX "A" - Standards of Ethical Conduct .............................................................  A-1


                     [PAN AMERICAN SILVER CORP. LETTERHEAD]

April 9, 2003


Dear Shareholder:


         It is my pleasure to invite you to attend the Company's Annual General Meeting of shareholders. The meeting will be held on Monday, May 12, 2003 at 2:00 p.m., Vancouver time, in the Connaught Room of the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia. I enclose the formal Notice of the meeting, the Information Circular and the Company's 2002 Annual Report. If you are unable to attend the meeting in person, please complete, date, sign and return the enclosed proxy form in the envelope provided to ensure that your vote is counted.

         2002 was a year of many significant accomplishments by Pan American. We began construction on the expansion of La Colorada and this should be our most profitable mine when it opens to full-scale production in July. Huaron had an excellent performance in 2002 and we added a new source of cashflow from the Peru silver stockpiles operation late in the year. We also added major growth projects at Manantial Espejo in Argentina and, early in 2003, at Alamo Dorado in Mexico following our acquisition of Corner Bay Silver Inc.

         These accomplishments have set the stage for what I expect to be much improved results in 2003, as our silver production increases significantly and, as I fully expect, the silver price rises. I look forward to updating our 2003 plans and accomplishments at our Annual General Meeting and, as they unfold, during the year to come.



Yours sincerely,

PAN AMERICAN SILVER CORP.




(Signed) ROSS J. BEATY,
Chairman and Chief Executive Officer


          1500-625 HOWE STREET, VANCOUVER, BC CANADA V6C 2T6 .
          TEL 604.684.1175 FAX 604.684.0147
          WWW.PANAMERICANSILVER.COM

                            PAN AMERICAN SILVER CORP.

                        NOTICE OF ANNUAL GENERAL MEETING

     NOTICE IS HEREBY GIVEN THAT the annual general meeting (the "Meeting") of the members (the "shareholders") of PAN AMERICAN SILVER CORP. (the "Company") will be held in the Connaught Room of the Metropolitan Hotel, 645 Howe Street, Vancouver, British Columbia on Monday, May 12, 2003 at 2:00 p.m. (Vancouver time) for the following purposes:

1. to receive and consider the report of the directors of the Company to the shareholders;

2. to receive and consider the consolidated financial statements of the Company for the financial year ended December 31, 2002, together with the auditors' report thereon;

3.   to determine the number of directors of the Company at seven;

4.   to elect directors of the Company;

5. to reappoint Deloitte & Touche LLP, Chartered Accountants, as auditors of the Company to hold office until the next annual general meeting;

6. to authorize the directors of the Company to fix the remuneration to be paid to the auditors of the Company;

7. to consider amendments to or variations of any matter identified in this Notice of Meeting; and

8. to transact such further and other business as may be properly brought before the Meeting or any and all adjournments thereof.

     Accompanying this Notice of Meeting are: (i) a copy of the Company's 2002 Annual Report; (ii) an Information Circular; (iii) an Instrument of Proxy and Notes thereto; and (iv) a reply card for use by shareholders who wish to receive the Company's interim financial statements.

     If you are a registered shareholder of the Company and are unable to attend the Meeting in person, please date and execute the accompanying form of proxy and deposit it with Computershare Trust Company of Canada, Attention: Stock Transfer Services, 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1 not less than 48 hours (excluding Saturdays, Sundays and holidays) prior to the Meeting or any adjournment thereof.

     If you are a non-registered shareholder of the Company and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. IF YOU ARE A NON-REGISTERED SHAREHOLDER AND DO NOT COMPLETE AND RETURN THE MATERIALS IN ACCORDANCE WITH SUCH INSTRUCTIONS, YOU MAY LOSE THE RIGHT TO VOTE AT THE MEETING, EITHER IN PERSON OR BY PROXY.

     If you have any questions about the procedures to be followed to qualify to vote at the Meeting or about obtaining, completing and depositing the required form of proxy, you should contact Computershare Trust Company of Canada by telephone (toll free) at 1-800-564-6253.

     This Notice of Meeting, the Information Circular, the Instrument of Proxy and notes thereto and the reply card are first being sent to shareholders of the Company on or about April 11, 2003.

     DATED at Vancouver, British Columbia, this 9th day of April, 2003.

                                                           BY ORDER OF THE BOARD


                                                          (signed)  GORDON JANG,
                                              Controller and Corporate Secretary

                                 [PAN AMERICAN
                               SILVER CORP. LOGO]

                              INFORMATION CIRCULAR


SOLICITATION OF PROXIES

     This Information Circular is furnished in connection with THE SOLICITATION BY THE MANAGEMENT OF PAN AMERICAN SILVER CORP. (the "Company") of proxies to be voted at the annual general meeting of the members (the "shareholders") of the Company to be held on Monday, May 12, 2003, and any adjournments thereof (the "Meeting").

     Management's solicitation of proxies will be conducted by mail and may be supplemented by telephone or other personal contact to be made without special compensation by directors, officers and employees of the Company or by the Company's registrar and transfer agent. THE COMPANY MAY RETAIN OTHER PERSONS OR COMPANIES TO SOLICIT PROXIES ON BEHALF OF MANAGEMENT, IN WHICH EVENT CUSTOMARY FEES FOR SUCH SERVICES WILL BE PAID. ALL COSTS OF SOLICITATION WILL BE BORNE BY THE COMPANY.

     Unless the context otherwise requires, references herein to the "Company" mean the Company and its subsidiaries. The principal executive office of the Company is located at 1500 - 625 Howe Street, Vancouver, British Columbia, Canada, V6C 2T6. The telephone number is (604) 684-1175 and the facsimile number is (604) 684-0147. The Company's website address is www.panamericansilver.com. The registered and records office of the Company is located at 900 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, Canada, V7X 1T2.

     Advance notice of the Meeting inviting nominations for directors of the Company as required by Section 135 of the Company Act (British Columbia) was delivered to the British Columbia Securities Commission and the Toronto Stock Exchange (the "TSX") and was published in the Vancouver Sun and Vancouver Province newspapers on March 12, 2003.

     Unless otherwise indicated, all currency amounts stated in this Information Circular are stated in United States Dollars.

     The date of this Information Circular is April 9, 2003, and it is first being sent to shareholders on or about April 11, 2003.


APPOINTMENT OF PROXYHOLDER

     The persons named in the enclosed form of proxy for the Meeting are directors or officers of the Company, or both. A SHAREHOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER, TO REPRESENT THE SHAREHOLDER AT THE MEETING BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY AND BY INSERTING THAT OTHER PERSON'S NAME IN THE BLANK SPACE PROVIDED. IF A SHAREHOLDER APPOINTS ONE OF THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY AS A NOMINEE AND DOES NOT DIRECT THE SAID NOMINEE TO VOTE EITHER FOR OR AGAINST OR WITHHOLD FROM VOTING ON A MATTER OR MATTERS WITH RESPECT TO WHICH AN OPPORTUNITY TO SPECIFY HOW THE SHARES REGISTERED IN THE NAME OF SUCH SHAREHOLDER SHALL BE VOTED, THE PROXY SHALL BE VOTED FOR SUCH MATTER OR MATTERS.

     The instrument appointing a proxyholder must be signed in writing by the shareholder, or such shareholder's attorney authorized in writing. If the shareholder is a corporation, the instrument appointing a proxyholder must be in writing signed by an officer or attorney of the corporation duly authorized by resolution of the directors of such corporation, which resolution must accompany such instrument. An instrument of proxy will only be valid if it is duly completed, signed, dated and received at the office of the Company's registrar and transfer agent, Computershare Trust Company of Canada, 100 University Avenue, 9 th Floor, Toronto, Ontario, Canada, M5J 2Y1, Attention: Stock Transfer Department, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time set for the holding of the Meeting or any adjournments thereof, unless the Chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

     If you have any questions about the procedures to be followed to vote at the Meeting or about obtaining, completing and depositing the required form of proxy, you should contact Computershare Trust Company of Canada by telephone (toll free) at 1-800-564-6253.


REVOCATION OF PROXY

     A shareholder may revoke a proxy by delivering an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing, or where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, before any vote in respect of which the proxy is to be used shall have been taken. A shareholder may also revoke a proxy by depositing another properly executed instrument appointing a proxyholder bearing a later date with the Company in the manner described above, or in any other manner permitted by law.


VOTING OF PROXIES

     Shares represented by properly executed proxies in the accompanying form will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon at the Meeting, the shares represented by such proxies will be voted accordingly. IF NO CHOICE IS SPECIFIED, THE PERSON DESIGNATED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE FOR ALL MATTERS PROPOSED BY MANAGEMENT AT THE MEETING. IF FOR ANY REASON THE INSTRUCTIONS OF A SHAREHOLDER IN A PROXY ARE UNCERTAIN AS THEY RELATE TO THE ELECTION OF DIRECTORS, THE PROXYHOLDER WILL NOT VOTE THE SHARES REPRESENTED BY THAT PROXY FOR ANY DIRECTOR.


EXERCISE OF DISCRETION

     The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the meeting or any further or other business is properly brought before the Meeting, it is the intention of the person designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters of business. At the date of this Information Circular, management of the Company knows of no such amendment, variation or other matter which may be presented to the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

VOTING SECURITIES

     The Company is authorized to issue 100,000,000 common shares without par value ("Common Shares"), of which 51,684,728 fully paid and non-assessable Common Shares are issued and outstanding as of April 9, 2003. The holders of Common Shares are entitled to one vote for each Common Share held. The Company has no other classes of voting securities.

     Any holder of Common Shares of record at the close of business on Friday, April 4, 2003 will be entitled to receive notice of the Meeting and any such shareholder who either personally attends the Meeting or has completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have his or her Common Shares voted at the Meeting. The failure of any shareholder to receive the Notice of Meeting does not deprive such shareholder of his or her entitlement to vote at the Meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     To the knowledge of the directors and senior officers of the Company, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than ten percent of the issued and outstanding Common Shares of the Company as at April 9, 2003.


QUORUM AND VOTES NECESSARY

     Under the Company's Articles, the quorum for the transaction of business at the Meeting consists of one shareholder, or one proxyholder representing a shareholder or shareholders, holding not less than one-twentieth of the issued Common Shares entitled to be voted at the Meeting.

     With respect to the proposed determination of the number of directors of the Company, the reappointment of the Company's auditors and the authorization of the board of directors of the Company (the "Board") to fix the remuneration to be paid to the Company's auditors, the Company Act (Brit ish Columbia) and the Company's Memorandum and Articles require that shareholders approve the proposed actions by ordinary resolution. An ordinary resolution means that the resolution must be approved by not less than a simple majority of the votes cast by the shareholders of the Company who voted in person or by proxy at the Meeting.


VOTING BY BENEFICIAL SHAREHOLDERS

     THE INFORMATION IN THIS SECTION IS IMPORTANT TO MANY SHAREHOLDERS AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD THE COMMON SHARES IN THEIR OWN NAME.

     Shareholders who hold Common Shares through their brokers, intermediaries, trustees, or other nominees (such shareholders being collectively called "Beneficial Shareholder") should note that only proxies deposited by shareholders whose names appear on the share register of the Company may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholders WILL NOT appear on the share register of the Company. Such shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of "CDS & Co.", the registration name of The Canadian Depository for Securities Limited, which acts as a nominee for many brokerage firms. Such shares can only be voted by brokers, agents, or nominees and can only be voted by them in accordance with instructions received from Beneficial Shareholders. AS A RESULT, BENEFICIAL SHAREHOLDERS SHOULD CAREFULLY REVIEW THE VOTING

INSTRUCTIONS PROVIDED BY THEIR BROKER, AGENT OR NOMINEE WITH THIS INFORMATION CIRCULAR AND ENSURE THAT THEY DIRECT THE VOTING OF THEIR COMMON SHARES IN ACCORDANCE WITH THOSE INSTRUCTIONS.

     Applicable regulatory policies require brokers and intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Each broker or intermediary has its own mailing procedures and provides its own return instructions to clients. The purpose of the form of proxy or voting instruction form provided to a Beneficial Shareholder by such shareholder's broker, agent, or nominee is limited to instructing the registered holder of the relevant Common Shares on how to vote such Common Shares on behalf of the Beneficial Shareholder. Most brokers in Canada now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP"). ADP typically supplies a voting instruction form, mails those forms to Beneficial Shareholders and asks those Beneficial Shareholder to return the forms to ADP or follow specific telephone or other voting procedures. ADP then tabulates the results of all instructions received by it and provides appropriate instructions respecting the voting of Common Shares at the Meeting. A BENEFICIAL SHAREHOLDER RECEIVING A VOTING INSTRUCTION FORM FROM ADP CANNOT USE THAT FORM TO VOTE COMMON SHARES DIRECTLY AT THE MEETING. INSTEAD, THE VOTING INSTRUCTION FORM MUST BE RETURNED TO ADP OR THE ALTERNATE VOTING PROCEDURES MUST BE COMPLETED WELL IN ADVANCE OF THE MEETING IN ORDER TO ENSURE THAT SUCH COMMON SHARES ARE VOTED.


PARTICULAR MATTERS TO BE ACTED UPON

APPOINTMENT OF AUDITORS

     Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for: (a) the reappointment of Deloitte & Touche LLP, Chartered Accountants, of Vancouver, British Columbia, as the auditors of the Company to hold office until the close of the next annual general meeting of the Company; and (b) the authorization of the Board to fix the remuneration to be paid to the auditors of the Company. Deloitte & Touche LLP were first appointed auditors of the Company on October 26, 1993.

ELECTION OF DIRECTORS

     Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted for determining the number of directors of the Company at seven.

     The term of office of each of the present directors expires at the close of the Meeting. Persons named below will be presented for election at the Meeting as management's nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE ENCLOSED PROXY WILL BE VOTED FOR THE NOMINEES HEREIN LISTED. Management does not contemplate that any of these nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion, unless the shareholder has specified in the accompanying form of proxy that such shareholder's Common Shares are to be withheld from voting on the election of directors. Each director elected will hold office until the close of the next annual general meeting of the Company or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company or with the provisions of the Company Act (British Columbia).

     The following table sets out the names of management's nominees for election as directors, the municipality and province or state in which each is ordinarily resident, all offices of the Company now held by each of them, each nominee's principal occupation, business or employment, the period of time for which each nominee has served as a director of the Company and the number of common shares of the Company or any of its subsidiaries beneficially owned by each nominee, directly or indirectly, or over which each nominee exercises control or direction as at April 9, 2003.


                                                                                                          NUMBER OF
                                             PRINCIPAL OCCUPATION,                                      COMMON SHARES
NAME, RESIDENCE AND POSITION                 BUSINESS OR EMPLOYMENT            DIRECTOR SINCE               HELD
----------------------------                 ----------------------            ---------------          --------------
ROSS J. BEATY(2)(3)(4)                       Chairman and Chief                Sept. 30, 1988           3,085,300(5)
Vancouver, B.C.                              Executive Officer of the
Chairman, Chief Executive Officer            Company
and Director

WILLIAM A. FLECKENSTEIN(3)(4)                President of Fleckenstein         May 9, 1997                549,800(6)
Seattle, Washington                          Capital, Inc. (investment
Director                                     counselling firm)

MICHAEL LARSON(4)                            Investment Manager with           November 29, 1999        5,105,000(7)
Seattle, Washington                          Cascade Investment, LLC (a
                                             private investment company)


MICHAEL J.J. MALONEY(1)(2)(3)(4)             Private Investor                  Sept. 11, 1995 to           75,000
Seattle, Washington                                                            November 29, 1999;
Director                                                                       Re-elected May 15,
                                                                               2000

PAUL B. SWEENEY(1)(4)                        Chief Financial Officer of        August 6, 1999                 Nil
Surrey, B.C.                                 Canico Resource Corp.
Director                                     (a mining company)


JOHN M. WILLSON(1)(2)                        Retired since April 2000;         May 10, 2002                   Nil
Vancouver, B.C.                              formerly Chief Executive
                                             Officer of Placer Dome Inc.
                                             (a mining company)


JOHN H. WRIGHT(4)                            President and Chief               Sept. 30, 1988              33,310(5)
Vancouver, B.C.                              Operating Officer of the
President, Chief Operating Officer           Company
and Director

_________________

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Nominating and Governance Committee.

(4)  Member of the Environmental Committee.

(5) Messrs. Beaty and Wright each hold directly, in trust for the Company, one share in the capital of Pan American Silver S.A.C. Mina Quiruvilca, an indirect subsidiary of the Company.

(6) Mr. Fleckenstein holds a portion of these Common Shares directly, a portion indirectly and exercises control or direction over a portion on behalf of a fund.

(7) Mr. Larson exercises control or direction over these common shares on behalf of Cascade Investment LLC.

     The information as to the municipality and province or state of residence, principal occupation, business or employment and the number of shares beneficially owned by each nominee or over which each nominee exercises control or direction set out in the above table is not within the knowledge of the directors or senior officers of the Company and has been furnished by the individual nominees as at April 9, 2003.

CORPORATE GOVERNANCE

                            [Intentionally Deleted]

                            [Intentionally Deleted]

                            [Intentionally Deleted]

                            [Intentionally Deleted]

                            [Intentionally Deleted]

                            [Intentionally Deleted]

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of the total compensation paid to, or earned by, the Company's Chairman and Chief Executive Officer and the four other most highly paid executive officers of the Company and its subsidiaries (each a "Named Executive Officer") during the three most recently completed financial years.

                           SUMMARY COMPENSATION TABLE


                                                                                              LONG-TERM
                                                         ANNUAL COMPENSATION (US$)           COMPENSATION
                                                ------------------------------------------   -------------
                                                                                               NUMBER OF
                                                                                             COMMON SHARES
    NAME AND                                                                  OTHER ANNUAL    UNDER OPTION     ALL OTHER
PRINCIPAL POSITION                  YEAR        SALARY           BONUS        COMPENSATION      GRANTED       COMPENSATION
------------------                  ----        ------           -----        ------------   -------------    ------------
ROSS J. BEATY                       2002        101,424             -            -               100,000           -
Chairman and Chief                  2001         98,600        33,375(2)         -                     -           -
Executive Officer                   2000        105,300             -            -               235,000           -

JOHN H. WRIGHT                      2002        126,780             -            -               100,000           -
President and Chief                 2001        122,300        33,375(2)         -                     -           -
Operating Officer                   2000        133,400             -            -               232,500           -

ANTHONY HAWKSHAW(1)                 2002        110,933             -            -                35,000           -
Chief Financial Officer             2001        108,000        33,375(2)         -                80,000           -
                                    2000        116,700             -            -                10,000           -

ANDRES DASSO                        2002        160,000             -            -                25,000           -
Executive Director of Pan           2001        160,000        33,375(2)         -                20,000           -
American Silver Peru, S.A.          2000        142,858             -            -                70,000           -

RAMON DAVILA                        2002        122,400             -            -                     -           -
Executive Director of Plata         2001        122,400             -            -                     -           -
Panamericana S.A. de C.V.           2000        122,400             -            -                10,000           -


__________________

(1) Mr. Hawkshaw also receives certain perquisites as described under the heading "Termination of Employment, Change in Responsibilities and Employment Contracts" of this Information Circular.

(2) Represents the cash value of Common Shares issued to certain executive officers and employees of the Company and its subsidiaries in respect of the year ended December 31, 2001. These Common Shares were issued in May of 2002 following shareholder approval of this issuance.

LONG-TERM INCENTIVE PLAN

     The Company does not presently have a long-term incentive plan for its executive officers.

STOCK OPTIONS

     The Company's current stock option plan (the "Current Plan") was established by the Board on March 26, 1998 (and approved by shareholders on May 5, 1998 and amended as approved by shareholders on May 20, 1999, May 11, 2000 and September 5, 2002). The Current Plan provides for the granting of options to purchase Common Shares to executive officers, directors and "Service Providers" of the Company. A "Service Provider" is defined as:

(i) an employee of the Company; (ii) a person or company engaged to provide ongoing management or consulting services for the Company or for any entity controlled by the Company; and (iii) a person who provides ongoing management or consulting services to the Company or any entity controlled by the Company indirectly through a company that is itself a Service Provider.

     The purpose of granting such options is to assist the Company in attracting, retaining, and motivating executive officers, directors, employees and consultants of the Company and its subsidiaries and to more closely align the personal interests of such executive officers, directors, employees and consultants to those of the shareholders. The Current Plan is intended to be competitive with the benefit programs of other companies in the mining industry.

     The Current Plan complies with the rules set forth for such plans by the TSX.

     The term of any options granted under the Current Plan will be at the discretion of the Board, but will not be in excess of ten years in accordance with the rules and policies of any stock exchange or securities market on which Common Shares are listed. Any grant of options under the Current Plan will be within the discretion of the Board, subject to the condition that the maximum number of Common Shares which may be issuable under the Current Plan shall be 4,846,084 Common Shares or such additional amount as the Company's shareholders may approve from time to time. In addition, the number of Common Shares issuable under the Current Plan to any one optionee or in the aggregate to insiders of the Company must not, when combined with all of the Company's previously established or proposed share compensation arrangements, exceed 5% and 10%, respectively, of the total number of issued and outstanding Common Shares on a non-diluted basis. The numb er of Common Shares which may be issuable under the Current Plan, together with all the Company's other previously established or proposed share compensation arrangements, within a one year period: (i) to insiders of the Company in aggregate, shall not exc eed 10% of the outstanding issue; and (ii) to one optionee who is an insider of the Company or any associates of such insider, shall not exceed 5% of the outstanding issue. The exercise price of options granted under the Current Plan will be set as the weighted average trading price of Common Shares on the TSX or, if the Common Shares are no longer listed on the TSX, on such other market on which the Common Shares are listed which the Board may select, for the five trading days (in which at least one board lot of the Common Shares were traded) prior to the date the option was granted. Under the Current Plan options will be non-assignable and non-transferable. The options granted under the Current Plan will terminate on the earlier of the expiry date of the options or 30 days after termination of employment, office or the date the individual ceases to be a Service Provider, where the reason for termination of the individual was otherwise than for cause or by reason of death or disability. In the event of termination for cause, the options granted under the Current Plan will terminate immediately upon the date which the individual ceases to be a director, officer or Service Provider. In the event the individual ceases to be a director, officer or Service Provider due to death or disability, the options granted under the Current Plan will terminate upon the earlier of the expiry date and 12 months after the date of death or disability. The Current Plan also contains an adjustment mechanism to alter, as appropriate, the option price or number of shares issuable under the Current Plan upon a share reorganization, corporate reorganization or other such event not in the ordinary course of business which alters share price or number of Common Shares outstanding. As at April 9, 2003 there were options outstanding under the Current Plan to acquire up to 2,085,791 Common Shares.

     As at April 9, 2003, there were options granted pursuant to the Company's previous employee incentive stock option plan (the "Prior Plan") that was established on March 26, 1995 (and amended on May 2, 1996 and May 9, 1997) to purchase up to 100,000 Common Shares outstanding and held by directors, officers and employees of the Company and its subsidiaries. The options granted under the Prior Plan are not assignable and terminate 30 days after the termination of employment or office. In the event of death, each option is fully exercisable by the optionee's heirs upon the earlier of:

     (i) 60 days after the grant of probate of the will or letters of administration of the estate of the optionee;

     (ii)  one year after the date of death; or

     (iii) ten years from the date of the initial grant of the option. In the event of retirement, each option granted under the Prior Plan is fully exercisable by the optionee at any time during the unexpired term of the option.

     As at April 9, 2003, there were Options granted other than pursuant to the Prior Plan and the Current Plan (the "Non-Plan Options") to purchase up to 4,800 Common Shares outstanding and held by an officer of the Company. These Non-Plan Options were granted outside of the Current Plan or the Prior Plan. The grant of the Non-Plan Options was approved by an ordinary resolution of the shareholders on May 2, 1996. The Non-Plan Options comply with the terms and conditions of options granted under the Prior Plan.

     The total number of Common Shares that may be issued pursuant to options granted under the Current Plan, together with options outstanding under the Prior Plan and outstanding Non-Plan Options, could exceed 10% of the issued and outstanding Common Shares. The Company has, however, undertaken to limit the number of Common Shares which may be issued pursuant to all outstanding options to more than 10% of the issued and outstanding Common Shares from time to time.

     The Company provides no financial assistance to facilitate the purchase of Common Shares to directors, officers or employees who hold options granted under the Current Plan or the Prior Plan, or who hold Non-Plan Options.

     The following table sets forth information concerning options granted to the Named Executive Officers during the Company's most recently completed financial year. No stock appreciation rights are outstanding and it is currently intended that none be issued.

         OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR


                                                                                    MARKET VALUE OF
                                                                                      SECURITIES
                                                    % OF TOTAL                        UNDERLYING
                                 NUMBER OF        OPTIONS GRANTED    EXERCISE OR    OPTIONS ON THE
                                SECURITIES        TO EMPLOYEES IN     BASE PRICE    DATE OF GRANT
    NAME                       UNDER OPTIONS       FINANCIAL YEAR    ($/SECURITY)   ($/SECURITIES)       EXPIRY DATE
-------------                  -------------      ---------------    ------------   ---------------     -------------
ROSS J. BEATY                     100,000              13.5%         Cdn. $10.10      Cdn. $11.39       Dec. 13, 2007

JOHN H. WRIGHT                    100,000              13.5%         Cdn. $10.10      Cdn. $11.39       Dec. 13, 2007

ANTHONY HAWKSHAW                   35,000               5.5%         Cdn. $10.10      Cdn. $11.39       Dec. 13, 2007

ANDRES DASSO                       25,000               3.4%         Cdn. $10.10      Cdn. $11.39       Dec. 13, 2007



     The following table sets forth information concerning the exercise of options under the Current Plan and the Prior Plan and the exercise of Non-Plan Options during the financial year ended December 31, 2002 and the value at December 31, 2002 of unexercised in-the-money options under the Current Plan and the Prior Plan and unexercised in-the-money Non-Plan Options held by each of the Named Executive Officers.

       OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                                                              UNEXERCISED OPTIONS    VALUE OF UNEXERCISED
                                                                               AT FINANCIAL YEAR     IN-THE-MONEY OPTIONS
                                   SECURITIES                                         END            AT FINANCIAL YEAR END
                                    ACQUIRED           AGGREGATE REALIZED        EXERCISABLE/          EXERCISABLE (US$)/
       NAME                        ON EXERCISE             VALUE (US$)           UNEXERCISABLE         UNEXERCISABLE (US$)
------------------                 -----------         ------------------     --------------------   ----------------------
ROSS J. BEATY                            Nil                     Nil               275,000/Nil           1,161,331/Nil

JOHN H. WRIGHT                       119,700                 344,795               159,000/Nil             630,157/Nil

ANTHONY HAWKSHAW                     169,700                 369,016               105,100/Nil             202,680/Nil

ANDRES DASSO                          50,000                 148,366                20,000/Nil              92,298/Nil

RAMON DAVILA                          60,000                  (7,928)                      Nil                     Nil



TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

     Of the Named Executive Officers, only Anthony Hawkshaw, the Company's Chief Financial Officer, is currently engaged under an employment contract. This contract is for an indefinite term and provides for base salary, discretionary bonus, grant of 200,000 stock options (which were granted by the Company in 1995), four weeks vacation time and various minor perquisites. This contract also provides that in the event: (i) the current Chairman of the Board of the Company ceases to act as a director, officer or employee of the Company; (ii) Mr. Hawkshaw's employment with the Company is terminated other than for cause; or (iii) more than 50% of the outstanding voting securities of the Company are acquired by any third party (any of which being a "Compensable Event"), the Company will make a lump sum cash payment to Mr. Hawkshaw equal to 24 months salary.

COMPENSATION COMMITTEE

                            [Intentionally Deleted]





REPORT ON EXECUTIVE COMPENSATION

                            [Intentionally Deleted]

                            [Intentionally Deleted]









COMPENSATION OF DIRECTORS

     Each non-executive director of the Company receives either:

     (i) a US$13,000 annual cash retainer, paid quarterly, a single US$1,500 annual fee for all meetings of the Board and any committees thereof during the year and options to purchase up to 8,000 Common Shares pursuant to the Current Plan which are fully vested and with a term of five years; or

     (ii) a single US$1,500 annual fee for all meetings of the Board and any committees thereof during the year and options to purchase up to 22,000 Common Shares under the Current Plan, which are fully vested and with a term of five years.

     The Company also reimburses its directors for reasonable out-out-pocket expenses related to their attendance at meetings or other expenses incurred for corporate purposes.

PERFORMANCE GRAPH

                            [Intentionally Deleted]








INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

     No insider of the Company and no associate or affiliate of any insider has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed financial year, or in any proposed transaction, which in either such case has materially affected or will materially affect the Company, except as disclosed below.

MANAGEMENT CONTRACTS

     There are no other management functions of the Company which are, to any substantial degree, performed by a person other than the directors or senior officers of the Company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Except as disclosed herein, no director or executive officer of the Company, nor any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of Common Shares or otherwise, in any matter to be acted on at the Meeting other than the election of directors.


OTHER MATTERS

     Management of the Company knows of no other matters which will be brought before the Meeting, other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the proxies solicited hereby will be voted on those matters in accordance with the best judgment of the persons voting such proxies.

AVAILABILITY OF DOCUMENTS

     The Company will provide to any person or corporation, upon request, one copy of any of the following documents:

     (a) the Company's latest Annual Information Form, together with any document, or the pertinent pages of any document, incorporated therein by reference;

     (b) the comparative financial statements of the Company for the Company's most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditors thereon, and any interim financial statements of the Company subsequent to the financial statements for the Company's most recently completed financial year; and

     (c) the Information Circular of the Company in respect of the most recent annual meeting of shareholders of the Company which involved the election of directors.

     Copies of the above documents will be provided, upon request to the Controller and Corporate Secretary of the Company at 1500-625 Howe Street, Vancouver, British Columbia, Canada, V6C 2T6, free of charge to shareholders of the Company. The Company may require the payment of a reasonable charge from any person or corporation who is not a shareholder of the Company and who requests a copy of any such document.


APPROVAL OF THIS CIRCULAR

     The contents of this Information Circular have been approved by the directors of the Company and its mailing has been authorized by the directors of the Company pursuant to resolutions passed April 9, 2003.

     DATED at Vancouver, British Columbia, this 9th day of April, 2003.

                                              BY ORDER OF THE BOARD


                                              (Signed) GORDON JANG,
                                              Controller and Corporate Secretary

                                  APPENDIX "A"


                            PAN AMERICAN SILVER CORP.

                          STANDARDS OF ETHICAL CONDUCT

THE COMPANY'S BUSINESS

In applying these standards the Company's business is described as follows:

         The Company's mission is to be the best vehicle for investors wanting real exposure to higher silver prices. The Company strives to optimize efficiency at its primary silver mines, to increase its silver production, to have the most successful silver exploration programs, to hold the largest silver reserves and resources, and to be the purest of the world's large silver producers.

GENERAL PRINCIPLES OF CONDUCT

The Company is committed to:

o operate in a responsible manner that complies with applicable laws, rules and regulations;

o    provide a safe and healthy workplace;

o    operate free from favoritism, fear, coercion, discrimination or harassment;
     and

o provide full, fair, accurate, timely and understandable disclosure in reports and documents filed with any governing body or publicly disclosed;

and the Company requires its directors and officers to provide leadership and direction with respect to these principles and standards.

The foregoing principles and the following standards apply to all directors and officers of the Company.

DUTY OF LOYALTY

Directors and officers must act honestly, in good faith, and in the best interests of the Company. In placing the interests of the Company ahead of their own personal or business interests, directors and officers must:

o avoid situations that place the director or officer in a conflict of interest (a more comprehensive description of which is set out in Schedule "A");

o be honest and ethical in dealing within the Company and with others on behalf of the Company;

o maintain confidentiality of information received in the capacity as a director or officer; and

o avoid situations where a director or officer could profit at the expense of the Company, appropriate a business opportunity of the Company, or otherwise put the director or officer in a position of conflict between the director's or officer's own private interests and the best interests of the Company.

DUTY OF CARE

Directors and officers owe a duty of care to the Company and must exercise the degree of skill and diligence reasonably expected from an ordinary person of his or her knowledge and experience.

DUTY TO DISCLOSE

A director has a duty to disclose to the Board his or her private interests in transactions in which the Company is involved or proposes to be involved. An officer must disclose such interests to the Vice President, Legal Affairs.

ALLEGATIONS OF WRONGDOING

A director has a duty to report to the Board any activity which:

o    he or she believes contravenes the law;

o represents a real or apparent conflict of interest or a breach of these standards;

o    represents a misuse of the Company's funds or assets;

o    represents a danger to public health, safety, or the environment; or

o might result in a failure by the Company to provide full, fair, accurate and timely disclosure of financial results and material facts.

An officer has a duty to report such activities to the Vice President, Legal Affairs.

CONFLICT REPORTING AND APPROVAL

If a director or officer finds themselves in a conflict or potential conflict of interest, their duties are as follows:

-       For officers:

               o Immediately report the conflict or potential conflict to your immediate superior.

               o If you and your immediate superior cannot avoid or resolve the conflict or potential conflict, advise the Vice President, Legal Affairs.

               o For non-executive officers, the Vice President, Legal Affairs, together with the CEO, may, in appropriate circumstances as they determine in their best judgment, waive a conflict. Any such waivers must be reported to the Corporate Governance Committee at its next meeting.

               o For executive officers, only the Board of Directors may waive a conflict.

 -      For directors:

               o Immediately report the conflict or potential conflict to the Chairman of the Board and Chairman of the Nominating and Governance Committee.

               o If you and the Chairman cannot avoid or resolve the conflict or potential conflict, you must:

                    - disclose the conflict or potential conflict to all directors; and

                    - abstain or recuse, as the case may be, from any vote or meeting in connection with the subject of the conflict.

                                  SCHEDULE "A"

                              CONFLICT OF INTERESTS

CONFLICT OF INTEREST STANDARDS

A conflict of interest may be real or apparent.

A real conflict of interest occurs when a director or officer exercises an official power or performs an official duty or function and at the same time knows that in the exercise of the official power or the performance of the duty or function there is the opportunity to further his or her private interest.

An apparent conflict of interest occurs when a reasonably well-informed person could have a perception, that a director's or officer's ability to exercise an official power or perform an official duty or function was or will be affected by the director's or officer's private interest.

Directors and officers must perform their responsibilities in a manner that avoids any real or apparent conflict of interest between private interests and the interests of the Company.

Examples of conflict of interests are as follows:

         -  FURTHERING OF PRIVATE INTERESTS

         If a director or officer is directly or indirectly interested in a proposed activity or transaction with the Company or if the director or officer has discretionary, decision-making power which could bring about financial benefit to the director or officer due to his or her financial holdings or business and property interests, there is potential for a conflict of interest. In these instances at a minimum, these circumstances and these holdings should be disclosed to the Vice President, Legal Affairs. If it is determined there is a conflict of interest, the conflict must be disclosed to the Board.

         Directors and officers must not engage in such activities or transactions where the activity or transaction may be detrimental to the Company or where the activity is in substantial conflict with the proper discharge of the director's or officer's duties to the Company.

         -  CORPORATE INFORMATION AND OPPORTUNITIES

         Directors and officers must not engage in any transactions for personal profit which results or may result from the director's or officer's official position or authority or upon confidential or non-public information which the director or officer gains by reason of such position or authority.

         Confidential information (that is, information that is not generally available to the public) that a director or officer receives through his or her office or employment must not be divulged to anyone other than persons who are authorized to receive the information. Directors and officers must not use confidential information that is gained due to his or her position or authority in order to further the director's or officer's private interests. Directors and officers must also not disclose such information to anyone not authorized to receive such information, including spouses, associates, immediate family, friends, or persons with whom the officer is connected by frequent or close association.

-  CORPORATE OPPORTUNITY

Directors and officers cannot divert to a third party, themselves, their spouses, their children or a private corporation controlled by any of these individuals, a maturing business opportunity that the Company is pursuing.

-  PREFERENTIAL TREATMENT OF OTHERS

Directors and officers must not assist others in their dealings with the Company if this may result in preferential treatment. A director or officer who exercises regulatory, inspection or other discretionary authority over others, must disqualify themselves from dealing with individuals where the director's or officer's relationship with the individual could bring the director's or officer's impartiality into question.

-  USE OF CORPORATE PROPERTY FOR PRIVATE INTEREST

Directors and officers must not use corporate property to pursue private interests or the interests of a spouse, family members or a private corporation controlled by any of these individuals. Corporate property includes real and tangible items such as land, buildings, furniture, fixtures, equipment supplies, and vehicles and also includes intangible items such as data, computer systems, reports, information, proprietary rights, patents, trademarks, copyrights, logos, name and reputation. The Company may, through prior written approval by an appropriate person within the Company, authorize a director or officer to use corporate property where doing so does not result in additional costs to the Company, does not detract from a director's or officer's performance of duties to the Company, and does not result in a material personal gain.

-  ACCEPTING SIGNIFICANT GIFTS, BENEFITS AND ENTERTAINMENT

Directors and officers must not solicit or accept benefits, entertainment or gifts in exchange for or as a condition of the exercise of duties or as an inducement for performing an act associated with the director's or officer's duties or responsibilities to the Company except within the guidelines set forth below. Directors and officers generally may accept gifts, hospitality or other benefits associated with official duties and responsibilities if such gifts, hospitality or other benefits:

o are within the bounds of propriety, a normal expression of courtesy or within the normal standards of hospitality;

o    would not bring suspicion on the officer's objectivity and impartiality;
     and

o    would not compromise the integrity of the Company.

An improper gift or benefit should be returned to the person offering it as soon as practicable. If there is no opportunity to return an improper gift or benefit, or where the return may be perceived as offensive for cultural or other reasons, the gift must immediately be disclosed to the Vice President, Legal Affairs and turned over to the Vice President, Legal Affairs who will attend to a suitable disposition of the item.

-  WORKING RELATIONSHIPS

Directors, officers and individuals who are direct relatives or who permanently reside together may not be employed or hold office in situations where:

o a reporting relationship exists where a director or officer has influence, input or decision-making power over the relative or cohabitant's performance evaluation, salary, special permissions, conditions of work or similar matters;

o the working relationship affords an opportunity for collusion between the individuals that could have a detrimental effect on the Company's interest.

This restriction may be waived if the Vice President, Legal Affairs is satisfied that sufficient safeguards are in place to ensure that the interests of the Company are not compromised.